Calculation of Filing Fee Tables
S-3
Hims & Hers Health, Inc.
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A Common Stock, $0.0001 par value per share	457(r)				0.0001476
Fees to be Paid	2	Equity	Preferred Stock, $0.0001 par value per share	457(r)				0.0001476
Fees to be Paid	3	Debt	Debt Securities	457(r)				0.0001476
Fees to be Paid	4	Other	Warrants	457(r)				0.0001476
Fees to be Paid	5	Other	Rights	457(r)				0.0001476
Fees to be Paid	6	Other	Units	457(r)				0.0001476
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	The registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, to defer payment of all of the registration fee. In connection with the securities offered hereby, the registrant will pay "pay-as-you-go registration fees" in accordance with Rule 456(b). The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment. An indeterminate number of the securities of each identified class are being registered as may from time to time be offered at indeterminate prices, including an indeterminate number or amount of securities that may be issued upon settlement, exercise, conversion or exchange of securities offered hereunder, or pursuant to anti-dilution provisions. Separate consideration may or may not be received for securities that are issuable upon settlement, exercise, conversion or exchange of other securities or that are issued in units.

[2]	See Offering Note 1 above.

[3]	See Offering Note 1 above.

[4]	See Offering Note 1 above. In addition, the warrants covered by this registration statement may be warrants to purchase Class A common stock, preferred stock or debt securities of the registrant.

[5]	See Offering Note 1 above.

[6]	See Offering Note 1 above. In addition, the Units may be issued under a unit agreement and will represent an interest in one or more securities registered under this registration statement including shares of Class A common stock or preferred stock, debt securities, rights or warrants, in any combination, which may or may not be separable from one another.